Exhibit 3.5

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

CYALUME TECHNOLOGIES HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. W-1	Original Issue Date: May 18, 2015

Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, Dragonfly Capital Partners, LLC, a North Carolina limited liability company, or its successors or permitted assigns (the “Holder”), is entitled to purchase from the Company up to a total of 1,003,744 fully paid and non-assessable shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, and any other stock or class of securities into which such currently authorized capital stock may hereafter be exercised, a “Warrant Share” and all such shares, the “Warrant Shares”), at a per share exercise price equal to $0.05 (the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on May 18, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is issued pursuant to that certain Letter Agreement, dated as of the January 9, 2015, to which the Company and the initial Holder are parties (the “Letter Agreement”). This Warrant, together with any New Warrants (as defined below) or any other warrant issued in exchange, transfer or replacement hereof are referred to herein, collectively, as the “Warrants.”

1.          Definitions. For purposes of this Warrant, except as the context may otherwise require and in addition to other capitalized terms defined elsewhere herein, capitalized terms used in this Warrant without definition shall have the meanings set forth in Appendix A attached hereto.

2.          Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered permitted assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.          Registration of Transfers. Subject to the provisions hereof and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in Section 13 hereof and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act to the Company at its address specified in Section 13 hereof. Notwithstanding the foregoing, but subject to the provisions hereof, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion any transfer of this Warrant by the Holder to an affiliate of such Holder; provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at Holder’s expense any New Warrant under this Section 3, and Holder shall pay any transfer tax imposed in connection with such transfer; provided that the Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3 issuable in connection with any transfer of this Warrant by the Holder to an affiliate of such Holder.

4.          Exercise and Duration of Warrants.

(a)          All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 11 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)          The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 11), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.          Delivery of Warrant Shares.

(a)          Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided that the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

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(b)          If by the close of the third (3rd) Trading Day after delivery of an Exercise Notice and the payment of the aggregate exercise price in any manner permitted by Section 11, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third (3rd) Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

6.          Charges, Taxes and Expenses. Issuance and delivery of certificates for Warrant Shares issuable upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or this Warrant in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.          Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company; provided that in the case of the initial Holder its unsecured, unbonded agreement of indemnity and affidavit of loss shall be sufficient. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

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8.          Reservation of Warrant Shares. The Company represents and warrants that on the Original Issue Date, it has duly authorized and reserved, and covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company represents and warrants that the Warrant Shares, when issued and paid for in accordance with the terms hereof, will be issued free and clear of all security interests, claims, liens and other encumbrances other than restrictions imposed by applicable securities laws. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.          Piggyback Registration Rights.

(a)          If, at any time, the Company shall determine to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its equity securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), then the Company will give written notice of its determination to the Holder. Upon the written request from the Holder within ten (10) days after delivery of any such written notice, the Company will cause all shares of Common Stock issuable upon the exercise of this Warrant to be included in such registration statement, subject to paragraph (b) below, all to the extent required to permit the resale by the Holder of such shares of Common Stock issuable upon the exercise of this Warrant (the “Registrable Securities”). Subject to paragraph (c) below, the rights contained in this Section 9 shall survive the expiration or termination of this Warrant. Notwithstanding anything to the contrary contained herein, the Company may withdraw any registration statement referred to in this Section 9 in accordance with the provisions of the Securities Act without thereby incurring any liability to the Holder.

(b)          Any Registrable Securities of the Holder that are to be included in an underwritten public offering pursuant to this Section 9 shall be offered and sold upon such terms as the managing underwriters thereof determine; provided, however, that any such terms must be the same as the terms to which any other holder of Registrable Securities will be bound and must not be substantially different from the terms pursuant to which the Company and any other security holder selling shares of Common Stock in such offering are selling such shares. The managing underwriters may condition the Holder’s participation in such an underwritten public offering upon Holder’s execution of an underwriting agreement containing customary terms and conditions. If the managing underwriters for an underwritten public offering determine that the number of shares of Common Stock or other securities of the Company proposed to be sold in such offering would adversely affect the marketing of the securities to be sold by the Company therein or by the person or persons who exercised their right to require the Company to register such offering under the Securities Act, then the number of securities to be included in such offering shall be reduced in the following order until the number of such securities does not exceed the number that the managing underwriters believe can be sold without any such adverse effects:

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(i)          The securities to be included in such offering for the accounts of persons who do not have any contractual registration rights shall be reduced pro rata among such persons based upon the number of shares of securities beneficially owned by them until the number of shares to be included for such persons is equal to zero.

(ii)         The securities to be included in such offering for the accounts of persons whose contractual registration rights are inferior to the registration rights of the Holder shall be reduced pro rata among such persons based upon the number of shares of securities beneficially owned by them until the number of shares to be included for such persons is equal to zero.

(iii)        The securities to be included in such offering for the accounts of Holder and other persons who have equivalent contractual registration rights shall be reduced pro rata among such persons based upon the number of shares of securities beneficially owned by them until the number of shares of securities to be included for such persons is equal to zero. The reduction of Registrable Securities to zero as set forth in the immediate preceding sentence must occur prior to any reduction of shares of securities to be included in such offering for the accounts of (a) the Company or (b) other persons who have superior contractual registration rights as against the Holder.

(c)          All registration rights granted under this Section 9 shall terminate and be of no further force or effect upon the first to occur of (1) the two (2) year anniversary of the Exercise Date on which the Holder acquires all remaining Registrable Securities issuable under this Warrant or (2) at any time that all Registrable Securities beneficially owned by such Holder may be sold pursuant to Rule 144 under the Securities Act (or any successor rule).

10.         Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date immediately before giving effect to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification.

(b)          Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, including cash (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to this paragraph (b).

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(c)          Calculations. All calculations under this Section 10 shall be made to the nearest one-thousandth of a cent or the nearest one thousandth of a share, as applicable.

(d)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

11.         Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date there is not an effective registration statement, of even date herewith, by and among the Company and the Holder) registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the average of the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the twenty (20) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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For purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that the provisions above permitting “cashless exercise” are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such provisions will qualify as a conversion, within the meaning of paragraph (d)(3)(iii) of Rule 144 under the Securities Act, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.         No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified below prior to 5:00 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified below on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. The address, email address and facsimile number of a Person for such notices or communications shall be as follow:

(i)          in the case of the Company, to:

Cyalume Technologies Holdings, Inc.

96 Windsor Street

West Springfield, MA 01089

Attention: Zivi Nedivi

Facsimile: (413) 736-5737
E-mail: znedivi@cyalume.com

with a further copy (which shall not constitute notice or service of process) to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd., Suite 2000

Fort Lauderdale, FL 33301

Attention: Matthew W. Miller, Esq.

Facsimile: (954) 765-1477
E-mail: millerma@gtlaw.com

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(ii)         in the case of the Holder, to:

Dragonfly Capital Partners, LLC

The Packard Building

1310 S. Tryon Street

Suite 109

Charlotte, NC 28203

Attention: Don Millen

Facsimile: (704) 342-9750

E-mail: don@dragonflycapital.com

14.         Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.         Miscellaneous.

(a)          No Rights as a Stockholder. The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)          Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares which the Holder is entitled to receive upon exercise of any Warrant pursuant to the terms thereof. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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(c)          Successors and Assigns. Subject to the compliance with applicable securities laws and the terms hereof, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)          Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. Notwithstanding the foregoing, (i) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Warrants in the same fashion and (ii) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent.

(e)          Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)          Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER SECTION 13 HEREOF AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

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(g)          Equitable Remedies. Without limiting the rights of the Holder to pursue all other legal and equitable rights available to the Holder for the Company’s failure to perform its obligations hereunder, the Company acknowledges and agrees that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that the Holder shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(h)          Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i)          Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1)         The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)         The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)         The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise
☐	“Cashless Exercise” under Section 11 of the Warrant

(4)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___________ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

Dated:____________________

Name of Holder: ___________________________

By:__________________________________
Name: _______________________________
Title: _______________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(6)         In the event that this exercise applies to less than all of the Warrant Shares, then subject to the applicable terms of the Warrant, the Company shall deliver one or more warrants evidencing the balance of the Warrant Shares to the following person(s) at the following address(es):

Print Name:

Address:

SCHEDULE 2

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)         the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)         the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and

(c)         the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

APPENDIX A

Certain Definitions

“Principal Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets Group Inc. (or any successors to any of the foregoing).

“Trading Day” means (A) a day on which the Common Stock is traded on the OTC Bulletin Board or another registered national securities exchange on which the Common Stock is then listed, or (B) if the Common Stock is not traded on the OTC Bulletin Board or another registered national securities exchange on which the Common Stock is then listed, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (A) or (B) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.